Exhibit 99.1
NEWS RELEASE
Contact: Bob G. Alexander
FOR IMMEDIATE RELEASE
(OTC BULLETIN BOARD: NEGI)
NATIONAL ENERGY GROUP, INC. ANNOUNCES APPROVAL BY SHAREHOLDERS OF PLAN OF DISSOLUTION AND LIQUIDATION
     DALLAS, TX — March 14, 2008 — On March 14, 2008, the shareholders of National Energy Group, Inc. (“NEGI” or the “Company”) (OTC Bulletin Board: NEGI) approved, by the requisite vote required under Delaware law at a special meeting of the Company’s shareholders (the “Special Meeting”), the Plan of Complete Dissolution and Liquidation of National Energy Group, Inc. (the “Plan”), in the form attached to the definitive proxy statement dated January 7, 2008 (the “Proxy Statement”), and the dissolution and liquidation of the Company in accordance therewith (the “Dissolution”). Company shareholders of record as of the close of business on December 27, 2007, which was the record date for the Special Meeting previously established by the Company (the “Record Date”), were entitled to notice of and to vote at the Special Meeting.
     The Company will begin the process of effectuating the Dissolution pursuant to the Plan under the continued supervision of the Company’s Board of Directors (the “Board”) and officers. In accordance with the Plan, the Company intends to file a certificate of dissolution with the Delaware Secretary of State on March 25, 2008. The Board has determined that 5:00 p.m., Eastern Time, on this date shall be the final record date for determination of those Company shareholders entitled to receive liquidation distributions, if and when determined by the Board, under the Plan (the “Final Record Date”).
     Distributions to Company shareholders pursuant to the Plan shall be in complete cancellation of all of the outstanding shares of the Company’s Common Stock. From and after the Final Record Date, and subject to applicable law, the Company’s Common Stock will no longer be treated as outstanding and each holder of the Company’s Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan. Also effective as of the Final Record Date, the Company’s share transfer books will be closed and the Company’s transfer agent, Wells Fargo, will no longer process share transfer requests.
     The Company also intends to submit a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) to the Securities and Exchange Commission (the “SEC”) on or about March 26, 2008 for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended (the “1934 Act”). As a result, the Company will immediately suspend the filing of any further periodic reports under the 1934 Act and, absent contrary action by the SEC, its status as a 1934 Act reporting company will be terminated within

90 days following its filing of the Form 15. In addition, the Company has been advised that trading in the Company’s Common Stock on the OTC Bulletin Board will terminate within two days following its filing of the Form 15.
     As previously disclosed, the Company will not make any liquidation distributions to shareholders pursuant to the Plan and the Dissolution until the Board, at a future meeting thereof and by majority vote, determines that the Company has paid, or made adequate provision for the payment of its liabilities and obligations, including any liabilities relating to the previously announced purported stockholder derivative and class action lawsuit styled Andrew T. Berger v. Icahn Enterprises LP, et al. (Case No. 3522-VCS) (the “Lawsuit”) and the Company’s possible indemnification obligations to the current and former officers and directors named as defendants to the Lawsuit (including the advancement of expenses with respect thereto).
     Following the Company’s filing of its certificate of dissolution with the Delaware Secretary of State and the cessation of the Company’s reporting obligations under the 1934 Act, the Company will provide periodic updates on the status of its dissolution process via press release and/or mailing to former Company shareholders as of the Final Record Date.
Forward Looking Statements
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the 1934 Act. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the SEC from time to time.